MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

VIDEOCON d2h LIMITED

GOVERNMENT OF INDIA

MINISTRY OF COMPANY AFFAIRS

Maharashtra, Mumbai

Everest, 100, Marine Drive, , Mumbai - 400002, Maharashtra, INDIA

Corporate Identity Number: U92100MH2002PLC137947

SECTION 18(1)(A) OF THE COMPANIES ACT, 1956

Certificate of Registration of the Special Resolution Confirming Alteration

of Object Clause(s)

The share holders of M/s BHARAT BUSINESS CHANNEL LIMITED having passed Special Resolution in the Annual/Extra Ordinary General Meeting held on 05/10/2006 altered the provisions of its Memorandum of Association with respect to its objects and complied with the Section (18)(1) of the Companies Act, 1956 (No. 1 of 1956).

I hereby certify that the said Special Resolution together with the copy of the Memorandum of Association as altered has this day been registered.

Given under my hand at Mumbai this FIRST day of NOVEMBER TWO THOUSAND SIX.

(MILIND VITTHALRAO CHAKRANARAYAN)

Registrar of Companies

Maharashtra, Mumbai

CO NO. 11-137947

सत्यमेव जयते

कारबार प्रारम्भ करने के लिए प्रमाण-पत्र

Certificate for Commencement of Business

कम्पनी अधिनियम, 1956 की धारा 149 (3) के अनुसरण में

Pursuant of Section 149 (3) of the Companies Act, 1956

मैं एतद्द्वारा प्रमाणित करता हूं कि ....

....

जो कम्पनी अधिनियम, 1956 क अधीन तारीख .... को निगमित की गई थी और जिसने आज विहित प्ररूप में सम्यक् रूप से सत्यापित घोषणा फाइल कर दी है कि उक्त अधिनियम की धारा 149 (1) (क) से लेकर (घ) तक/149 (2) (क) से लेकर (ग) तक की शर्तों का अनुपालन किया गया है, कारबार प्रारम्भ करने की हकदार है ।

I hereby certify that the BHARAT BUSINESS CHANNEL LIMITED

which was incorporated under the Companies Act, 1956, on the 22nd day of NOVEMBER 2002, and which has this day filed a duly verified declaration in the prescribed form that the conditions of Section 149 (l) (a) to (d)/149(2) (a) to (c) of the said Act, have been complied with is entitled to commence business.

मेरे हस्ताक्षर से यह तारीख .... को .... मे दिया गया ।

Given under my hand at MUMBAI

this 17th day of JUNE 2003 ~~One thousand nine hundred~~

and ....

(H.A. SOJ)

कम्पनियों का रजिस्ट्रार

ASSTT. *Registrar of Companies*

Maharashtra, Mumbai.

G-31/ESTT.-98-99-5000

प्रारूप. आई. आर.

Form I.R.

निगमन का प्रमाण-पत्र

CERTIFICATE OF INCORPORATION

U 92100 MH 2002 PLC 137947

ता ______ की.सं ______

No. ______ of Date ______

मै एतद्द्वारा प्रमाणित करता हूं कि आज ______

कम्पनी अधिनियम (1956 का स 1) के अधीन निगमित की गई है और कम्पनी परिसीमित है।

I hereby certify that BHARAT BUSINESS CHANNEL LIMITED

is this day incorporated under the Companies Act, 1956 (No. 1 of 1956) and that the Company is limited.

मेरे हस्ताक्षर से आज ता ______ को दिया गया।

Given under my hand at MUMBAI this TWENTYSECOND day of NOVEMBER Two Thousand TWO.

(H.A.SOJ)

कम्पनियों का रजिस्ट्रार

ASSTT. Registrar of Companies

Maharashtra, Mumbai

ज एस सी 1

J S C 1

119/एम एफ एस/सिविल/कल92-20-000-3-4-93-GIPG-भासमुना

119.MF S/Civil/Cal/92-20-000-3-4-93-GIPG

GOVERNMENT OF INDIA

MINISTRY OF CORPORATE AFFAIRS

 Registrar of Companies, Mumbai

Everest , 100 , Marine Drive Mumbai - 400002, Maharashtra, INDIA

Certificate of Incorporation pursuant to change of name

[Pursuant to rule 29 of the Companies (Incorporation) Rules, 2014]

Corporate Identification Number (CIN): : U92100MH2002PLC137947

I hereby certify that the name of the company has been changed from BHARAT BUSINESS CHANNEL LIMITED to Videocon d2h Limited with effect from the date of this certificate and that the company is limited by shares.

Company was originally incorporated with the name BHARAT BUSINESS CHANNEL LIMITED

Given under my hand at Mumbai this First day of July Two Thousand Fourteen.

SUDHAKAR TULASHIRAM BHOYE

Assistant Registrar of Companies
Registrar of Companies
Mumbai

Mailing Address as per record available in Registrar of Companies office:

Videocon d2h Limited

Auto Cars Compound, Adalat Road,

Aurangabad - 431005,

Maharashtra, INDIA

THE COMPANIES ACT, 1956

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

Videocon d2h Limited

Altered vide Special Resolution passed at the Extra Ordinary General Meeting held on 12th June 2014

I	The name of the Company is Videocon d2h Limited.

II	The Registered Office of the Company will be situated in the State of Maharashtra, within the jurisdiction of the Registrar of Companies - Maharashtra, Mumbai.

III.	The Objects for which the Company is established are :

Sub- Clause 1 of Clause III (A) altered vide Special Resolution passed at an EGM held on October 5, 2006

(A)	MAIN OBJECTS OF THE COMPANY TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION:

1.	To engage in India or abroad in the business of Direct to Home TV Service in Ku Band, Broadcasting, Entertainment, Education and Information through various media including electronic, mechanical, electrical, print or otherwise and to carry on all or any of the business of theatre, music hall, concert hall, exhibitors, and to present, produce, manage, conduct and represent at any theatre, music hall, or place of amusement or entertainment and on Televisions, Computers, videos, any present or new form of Multi-Media, plays, dramas, musical and other places, shows, exhibitions, variety and other entertainment as the Company may from time to time think fit and to organize, arrange and conduct, exhibitions and shows of all kinds and to produce, trade, distribute, deal in, let on hire Feature Films, Documentary Films, Tele Film, Video Films, Educational Films, Art Films, Advertisement Film, Television Serials, Plays.

(B)	THE OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE ABOVE MAIN OBJECTS ARE:

1.	To Construct, run, maintain, manage/acquire Cinema theaters, recording/editing/dubbing studios, film studios, special effects studios and carry on the business of showing and making advertisement films, documentaries, feature films, slides, video films, tele films, television serials, plays, photographs and import, export, buy, sell, manufacture exposed or unexposed films, colored or otherwise, raw materials, machinery, apparatus for the betterment of movies and photography.

2.	To produce, buy, sell, import, export, or otherwise deal in television programs television films, cinematographic films, video films, video software’s.

3.	To set up labs and studios, theatres, processing and development facilities and to act as producers and distributors, exhibitors of feature films, video films, T.V. films, serials, advertisement films, programmes of educational, cultural, devotional, industrial, health, entertainment, family welfare, tourism, Governmental and of other subjects of interest, hirers of theatres cinemas places and halls and cinematographic shows and exhibitions and to purchase, hire or otherwise acquire any photographic or other apparatus in connection with cinematographic films and to let on hire or sell the same and to import foreign films, machinery, apparatus, cameras and to export Indian films to foreign countries and to purchase films or take on hire films from other persons and to re-let on hire the same and to acquire by purchase, lease, grant, assignment, transfer, exchange or otherwise and to erect building, cinema houses for showing and exhibiting pictures, studios, laboratories and factories.

4.	To carry on the business of designers, exporters, importers, buyers, sellers, hirers, distributors, marketers, repairers, falterers, imposers, exchangers, erectors, distributors, indentures, agents, traders, vendors, brokers, stockists, commission agents, wholesalers, retailers and dealers of and in all kinds and varieties of cameras, motion pictures, T.V. films, documentaries, cinematographic films, video cassette, medical X-ray films, Industrial X-ray films, photographic cinematographic materials, articles components and visual and vision equipments, components, aids and materials, films, accounstics and sound producing films, cinematographic cameras, video recorders and players tape recorders, video cameras, Hi-Fi sonic system, audiovisual and visions apparatus, appliances and components, musical computers, equipments, computerised musical dies and materials required for televisions, videos, broads casting, gramophones, radios, re dio grammes, tape recorders, photo films, equipments, photo studios, photography, photographic materials, photo films, film raw stocks, mounts frames, film rolls, cinema film, positives, negatives bromides, flash lighter and guns, silver chemicals, developing materials, developing chemicals and papers inpod stands, arch lights, albums, record register, sell, live or distribute ali sound records and equipments all kinds visual and vision aids whether on fiim scrolis, rolls, scan discs, or magnetic disc for reproduction, sound recording, transferring, dubbing of sound, video taping, transferring films to video, duplicating video camera, disc or any format and to edit various formats, re- recording or and to trade photographic and/or dealers in all kinds of photogoods, chemicals and solutions required for the same, appliances, accessories and materials, stained, tinted or other glasses, lenses, optical, scientific, musical or instruments, and other stationery accessories parts, articles and appliances raw film roil slitting equipment, confectioning, cotour laboratory process imported jumbo rolls and to slit jumbo imported by other.

5.	To carry on the business of cine film laboratories processing, printing, developing song and sound recording, editing, screening, film production, distribution, exhibition, buying, selling and dealing in all Kinds of photo and cinematographic films of all sizes in any or all languages.

6.	To engage in research relating to personnel and industrial and business management and marketing aspect and distribute information and statistics relating to any type of business or industry and to promote or propose such methods procedures and measures as may be considered desirable or beneficial for all or any of the company’s objects.

7.	To establish and maintain research and development station all types of Industrial technological centers, research testing laboratories, research centers, and all types of chemical technology research testing laboratories, research centers an for the purpose of improving and developing to know-how obtained an for improving new methods of manufacture of all types and varieties of oils, agro products, technology using of computer an electronic technology for the same an other factors of production to develop science an technology, electronic science, computer science technology, and arrange foreign collaboration for their aid and advise in designing, developing, manufacturing, all types of Industrial materials, electronic, electrical computer science/technology, mechanical and engineering products in connection with main objects.

8.	To acquire, build, construct, alter, maintain, enlarge, demolish, remove or replace road, ways, branches or siding, bridges, reservoirs, water courses, wharves, electric works an other works and conveniences for the achievements In connection with the main objects.

9.	To purchase, take on lease or tenancy or In exchange, hire, take options over or otherwise deal with an turn to account concessions, grants, decrees, licenses, privileges or claims, options, leases, personal or rights or power of any kind which may appear to be necessary or convenient for business of the Company and to purchase, charter, hire, or otherwise acquire vehicles of any or every sort of description for use on and to employ the same for the purpose of the Company,

10.	To purchase or otherwise acquire on rent erect, maintain, reconstruct and adopt any building, office, showrooms, warehouses, found necessary or convenient for the purposes of the Company an also to extend he business of the Company by adding to altering, enlarging or pulling down, removing or replacing all or any of the buildings, for the time being the property or In possession of the Company and by expending from time to lime such sums money as may be necessary or expedient for the purpose of improving, adding to altering, repairing and maintaining the building, and properties for the time being of the Company.

11.	To sell, exchange, mortgage, convey, assign, manage and otherwise in any other manner deal with or dispose of the property, assets or undertaking, of the Company or in any part thereof, for such consideration as the Company may think fit and in particular for shares, stocks, debentures and other securities of any other Company having objects altogether or not having objects altogether or in part similar to those of the Company.

12.	To apply for and to purchase or otherwise acquire from any Government, State or Authority licenses, concessions, grants, decrees, rights, powers and privileges which may seem to the Company capable of being turned to account and to work, develop, carry out, exercise and to turn to account the same.

13.	To provide for the welfare of directors or employees or ex-employees of the Company and the wives, widows, families or dependents of such persons by building or contribution to the building of house, dwelling or quarters or by grants of money, pensions, allowances, gratuities, bonus or other payments or by creating and from time to time subscribing or contributing towards places of construction and recreation, educational, hospital and dispensaries, medical and other attendance and assistance as the Company shall think fit.

2

14.	To subscribe or contribute or otherwise assist or to guarantee money to charitable, benevolent, religious, scientific, national, public or institution, objects or purpose or for any exhibition,

15.	To establish and maintain or procure the establishment, maintenance of any contributory or non-contributory pensions or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons, who are or were at any time in the employment or service of the Company, or who were at any time Directors or Officers of the Company and the wives, widows, families and dependents of any such persons, and also to establish and subsidies and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit or to advance the interests and well being of the Company make payments, to or towards the insurance of any such persons as aforesaid.

16.	To subscribe for, take, or otherwise acquire, hold and otherwise deal with in shares, stocks, debentures or other securities of any other Company having objects altogether or in part similar to those of the Company,

17.	To acquire and undertake all or any part of the business property and liabilities of any person or Company carrying on or proposing to carry on any business which the Company is authorised to carry on.

18.	To amalgamate enter Into partnership or into any arrangement for sharing of profits, amalgamation, union of interest, co-operation, joint venture, firm or company carrying on or engaged in or about to carry on similar business.

19.	To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient and in particuiar to customers and others having dealings with the Company and to guarantee the performance of any contract or obligation and the payment of money of or any such persons or companies and generally to give guarantee and indemnities.

20.	To pay all the costs, charges and expenses of or incidental to the promotion, formation, registration and establishment of the Company and to remunerate by cash or allotment of full or partly paid shares to any person, firm or company for services rendered or to be rendered in introducing any property of business to the Company or in about the formation or promotion of the Company.

21.	To borrow or raise or secure the payment of money or to receive money or deposit at interest for any of the purposes of the Company, and at such time to times, and in such manner as may be thought fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise including debentures or debenture-stock convertible into shares of this Company or any other Company or perpetual annuities and as securities for any such money borrowed raised or received, or of any such debenture stock so issued to mortgage, pledge or charge the whole or any part of the property, assets or revenue and profits of the Company, present or future including its uncalled capital, special assignment or otherwise or to transfer convey the same absolutely or in trust and to give the lender power of sale and other powers as may seem expedient and to purchase, redeem, or pay securities and also by a similar mortgage, charge or lien of secure and guarantee the performance for the Company or any other person of Company as the case may be provided that type Company shall not carry on business of banking as defined by the Banking Regulation Act, subject to provisions 58A and directives of Reserve Bank of India and the Rules framed there under and also subject to provisions of Chapter V of the National Housing Bank Act, 1987 and the Directions issued there under.

22.	To invest surplus money of the company in and subscribe for, take, acquire and hold shares, stocks, debentures, or securities of any other Company or corporation and to invest moneys of the Company or any other securities and in any other securities and in any other manner, including the purchase of any books or other debts.

23.	To pay, or satisfy the consideration for any property rights, shares, securities, or assets whatsoever which the Company is authorised to purchase or otherwise acquire, either by payment in cash or by the issue of shares, or other securities of the Company, or in such other manner as the Company may agree or or partly in one mode and partly in another.

24.	To apply for, promote and obtain any Act of Parliament or legislature. charter, privilege, concession. license or authorisation of any Government. State or Municipality provisional order or license of the Board of Trade or other authority for enabling the Company to carry any of the objects into effect or for effecting any modifications of the constitution of the Company or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly to prejudice the Interests of the Company.

3

25.

To enter into any arrangement with any Government or authorities supreme, municipal, local or otherwise or any person or Company that may seem conducive to the objects of the Company or any of them, and to obtain from any such Government, authority person or company any rights, privileges, charters, contracts, licenses, and concessions which the Company may think fit desirable to obtain and to carry out, exercise and comply therewith.

26.

To create any depreciation fund, reserve fund, sinking fund and insurance fund or any special or other fund whether for depreciation or for repairing, improving, extending or maintaining any of the properties of the Company of the redemption of debentures or redeemable preference shares.

27.	To establish, provide, maintain and conduct, or otherwise subsidies, assist research laboratories, and experiment workshops for scientific and technical research and experiments and to undertake and carry on which all scientific and technical researches, experiments and tests of all kinds and to promote studies and research, both scientific and technical investigations and inventions by providing for the remuneration of scientific or technical professors or teachers and by providing for awards at exhibitions, scholarships, prizes and grants to students or otherwise any generally to encourage, promote and rewards studies, researches, investigations, experiments, tests and inventions of any kind of business which the company is authorised to carry on.

28.	To establish, promote or concur in establishing or promoting any Company or Companies having similar objects for the purpose and liabilities of the Company and to place or guarantee the placing or subscribe for or otherwise acquire all or any part of the said business.

29.	To draw, make, accept, endorse, discount, execute, issue, negotiate, assign and otherwise deal in cheques, drafts, bills of exchange, promissory notes, hundies, debentures, bonds, bills of lading, railway receipts, warrants and all other negotiable or transferable instruments.

30.	To apply for tender, national, international, purchase or otherwise acquire any contracts, sub- contracts, licenses and concession for or in relation to the objects or business herein mentioned or any of them, and to undertake, execute, carry out, dispose of or otherwise turn to account the same.

31.	To demise let out or sublet the property of the Company.

32.	To open an account or accounts with any Bank or Banks or Bankers and to pay into and withdraw money from such account or accounts.

33.	To carry on any business of branch of business which this company is authroised to carry on by means, or through the agency, of any subsidiary Companies and to enter into any arrangement with such subsidiary Company for taking the profits so carried on, or for financing any such subsidiary Company or guaranteeing its liabilities or to make any other arrangement which may seem desirable with reference to any business or branch so carried on including power at any time and either temporarily or permanently to close any such branch or business.

34.	To distribute among the members in specie any property of the Company, of any proceeds of sale or disposal and property of the company subject to provisions of Companies Act, in the event of winding up.

35.	To adopt such means of making known the business of the Company as wel! as the property or properties, assets and effect of the Company as may seem expedient and in particular by advertising in the press by circulars, by purchase and exhibition of works of art or interest, by broadcasting, sky writing, bill boards, hoardings, motion and talkies, pictures, televisions, publications of books and periodicals and by granting prizes, rewards and donations.

36.	To invest and deal with the surplus funds of the Company in such manner as may be required from time to time.

37.	To procure the recognition of the Company in any country or state or place in India or outside India and to establish any local registers and branch place of business and to do business at such places in any part of the world.

38.	To be interested in, promote and undertake the formation and establishment of similar types of business or companies having similar objects whether in india or in foreign countries as may be considered to be conducive to the profit and interest of the Company and connected with Company’s business.

4

39.	To appoint agents, sub-agents, dealers, managers, canvassers, for transacting all or any kind of business which this Company is authorised to carry on and constitute agencies of the Company in india or in any other country whatsoever.

40.	To indemnify officers, directors, agents and servants of the Company against proceedings, costs, damages, claims and demands in respect of anything done or ordered to be done by them for and in the interest of the Company or for any loss, damage or misfortunes whatever which shall happen in the execution of the duties of their office or by relation thereto.

41.	To acquire from any person, firm or body-corporate or unincorporated, whether in india or elsewhere technical information, know-how, and operation data, plans, layouts, blueprints useful for the design, erection as required for any grant of license and other rights and benefits in the foregoing matters and things and to enter into collaboration agreements and to employ for engaging foreign technicians.

42.	To take part in the management, supervision and control of the business or operation of any Company or undertaking having similar objects and for the purpose to appoint and remunerate any Directors, Trustees, Accountants or other experts.

43.	To appoint legal and technical advisers, as directors may think fit, and to appoint bankers, auditors, and such other persons as employees, officers or agents or advisers of the Company as the Directors may think fit, and to pay out the funds of the Company the necessary expenses for the game.

44.	To appear before any court and appoint legal practitioners for the Company and due, to defend, compound or refer to arbitration any cases of the Company.

45.	To take part in activities of business associations, commercial, associations, chambers of commerce, trade or other association.

46.	To construct a hostel for the children of the workers.

47.	To build or construct huts, or grant pensions and any other payment to the employees of the Company or the dependent of such persons and to establish and support any schools or institutions calculated to benefit the employees or ex-employees or the dependents.

48.	To Insure the whole or any part of the property of the Company either fully or partially, to protect and indemnify the Company fully or partially and also to insure and to protect and indemnify any part or portion thereof either on mutual principal or otherwise.

49.	To carry out in any part of the world the Company’s objects as principal, agents, factors, trustee, constructor, or otherwise either alone or in conjunction with any other person, firm, association, corporate body, municipality, province, state or government colony or dependency thereof.

50.	To exercise all or any of its corporate powers, rights and privileges and to conduct its business in all or any of its branches in the Union Of India and in any or all states, territories, possessions, colonies and dependencies thereof and in any or all foreign countries and for this purpose to have and maintain and discontinue such number of offices and agencies therein as may be convenient.

51.	To declare and distribute any or all profits of the Company among the members by way of bonus, shares, subject to the relevant provisions of the Companies Act, 1958,

(C)	OTHER OBJECTS:

52.	(a)	To carry on in india or elsewhere the business to manufacture, fabricate, assemble, alter, brand, convert, export, import, exchange, install, produce, purchase, sale or otherwise trade, resell, barter, repair, renovate, recondition or otherwise deal in all kinds of appliances such as celling fans, table fans, exhausts fans, air coolers, desert coolers, washing machines, water heaters, irons, mixers, wet grinders, mixer grinders, air conditioners, ovens, microwave ovens, hot plates, hot cases, gas stoves, pressure cookers, bottle cookers, water filters, tube light fittings, lamp fittings, voltage stabilizes, refrigerators, vacuum cleaners, cooking ranges, geezers, water coolers, dish washers, heating elements, coffee makers, pizza makers, readymade kitchen cabinets, kitchennets, kitchen wares, electronic, electrical and computer controlied/managed kitchen and domestic appliances, ice making machines, deep freezers and other similar products, their components, parts, consumables, accessories, fittings, instruments, as also different electrical and electronic components, assemblies, instruments, equipments, systems, computers and its accessories, softwares, audio and video equipments and their accessories.

5

(b)	To carry on the business as manufacturers, merchants, importers, exporters, buyers, sellers, retailers, processors and dealers and agents in all kinds of commodities, materials, articles and goods including Electronic and Electrical Consumer Durables, Home Appliances, Juicers, Toasters, Dish Washers, Water Purifiers, Water Coolers, Television Set, VCRs, VCPs, Radio Sets, Audio Sets, Video Sets, Computers, Color Monitors, Computer Peripherals, Audio/VCD/DVD Players, Picture Tubes, Glass Shells, Gadgets, Conductors, Capacitors, Resistors, Microprocessors and all types of components, parts, attachments, assemblies, sub assemblies and requisites therefore.

53.	To carry on the business of running motors, tractors, motor lorries and motor vehicles of different kinds in place where the Company may from time to time think fit, to carry passengers and goods and to carry on the business of common carriers by land and water.

54.	To carry on business and deal in or otherwise engage in repair works, painting, renovating, and otherwise render services stations, petrol pumps, garages for that purpose.

55.	To process or reprocess components involving technical application of heat treatment and hard chrome plating, imparting surface resistance to engineering components such as aeronautics, automobile and general engineering goods of general use enabling these components to resist wear and treat imposed on them in their service cycle.

56.	To carry on the business of manufacturers and dealers in starch made out of Jawar, Maize, Agricultural Produce and other synthetic chemicals.

57.	To erect and manufacture all components and machines and equipments for electronic industries such as screen printers, punching machines, different types of furnaces, mechanical workshop, electrical laboratory, chemical laboratory, mechanical testing, laboratory measuring equipments, control equipments, assembly of micro electronic components for computers, large scale integrated circuits, televisions and wireless sets, teleprinters, industrial, control equipments for industries of Government undertaking, defense and public utility manufacture of power generation and utilisation.

58.	To design and manufacture finished goods for all kinds of fiber glass for domestic, hospital, office, trade, commercial, research, civil, electrical laboratory equipment, industrial and such other and all requirements in india and abroad and to manufacture decorative products out of the same designed sheets, window panels, shutters, doors, motor accessories, fire brigade requirements, components of agricultural based industry and such other engineering appliances and furniture.

59.	To carry on business in india and elsewhere, as manufacturers, dealers, importers, exporters, sellers, indenting agents, buyers, of ViZ Iron Founders, mechanical engineers, fitters, wire drawers, tool makers, enamels, electro plates, heat treaters, painters, manufacturers of machineries, tools, implements, metal workers, smiths, and metallurgists, but-welders hardening by induction hardening methods, other types of heat treatments, annealing and tampering, iron, steel, metal ware, metals, alloys, non-ferrous, ferrous metals, electric and electronic components industrial appliances, and in particular the manufacture of and fabrication of turned parts, extrusion, all types of varieties of gears press components, hearing, automobiles parts, precision tools, high tensile and ordinary fasteners, pneumatic tools and components.

60.	To carry on the business of manufacturers and processors of and dealers in chemicals, chemical compounds and chemical products of any nature and dealing in polymers of all kinds, monomers, nitrocellulose, camphor, polyamides, polyphenylenes and all organise and inorganise materials.

61.	To manufacture or process, reprocess and deal in all kinds of polymer products thermoplastic or thermosetting into any shape or kind whatsoever and other chemical compounds and elements of any kinds (solid, liquid, or gaseous) fine chemicals, special chemicals, dyestuffs, heavy chemicals, catalysts, synthetic, chemicals products such as rubber foam, plastic, resins including laminated resins, moulding powers, emulsions and plastic of all types and chemicals and engineering equipments for these industries.

62.	To acquire, construct and operate oil miils, flour mills, metal works, various kinds of industrial furnaces kinds of any other machinery, apparatus and plants calculated to and to maintain well established, mechanica! and electrical workshops for repairing or making new machinery required in the manufacture of various commodities mentioned herein.

63.	To carry on the business of manufacture of and dealers in, all types of oil containers, storage and handling equipments including plastic containers, steel tanks, pipelines, pumps, safety devices, cans, metallic and wooden containers.

6

64.	To establish and operate freezing, freezer drying dehydrating, distilling, powering, canning, metal and oil extracting and other processing plants for all marine products, fruits, nuts and vegetables and foods and materials of whatever descriptions and medicines.

65.	To carry on the business of manufacture of and dealers in manures, fertilizers, phosphates, horns, hoofs, bones, and blood and all other animal products and by products greases fat, tallow, chemicals, oils, grains, seeds, beans, potash salts and acid of all descriptions, ammonia compounds, liquid ammonia compounds, liquid ammonia, acetone, acetate of lime, acetic acids and deal in, to refine, manipulate and deal in the raw materials used in such manufacturers and the products and by products thereof and to carry on research and synthesis hormones and to develop and manufacture other chemicals and products for plants, healthy growth and fruiting.

66.	To manufacture, buy, sell, improve, treat, preserve, fine and mineralise and bottle or otherwise deal in mineral and aerated water and other liquids of every descriptions.

67.	To carry on the business of exporters and Importers and in general to export and import both traditional items, industrial and household commodities, all kinds of textiles, handloom and powerloom and other garments and hosieries, all kinds of handicrafts including wood works, products of cottage industries including coir allied products ivory and metal works, cotton, cotton pieces goods, art silk, silk wool and woollen goods and articles and jute goods and all kinds of musical Instruments, and records and toys, and all kinds of sports goods and articles of leather goods and articles; and all kinds of electrical goods and equipments, all kinds of stationery, office equipments and furnitures, all kinds of engineering chemicals, chemical products, acids, salts and all kinds of medicines and, hospital equipments, all kinds of cosmetics, products and jewellery, all kinds of canned food products of every item soft drinks, syrups and dry fruits.

68.	To acquire and own a printing press and to carry on the business of printers, publishers, stationers, lithographers, stereotypers, electrotypers and engravers, periodicals and book-sellers and to manufacture, type, block or other material capable of being used in printing and allied machines and sell, purchase or deal in all such materials of manufacture articles traders, and dealers in the above articles.

69.	To carry on the business of advertising agents, and contractors both outdoor and in newspapers, book, screens, wells, buses, railways, carriages, to prepare advise device, manufacture and construct advertising devices and designs and to publish and advertise the same through any media whatsoever and to carry on the business or printers, publishers, decorators in connection with the general advertising business and to do any other act or carry out, any other contract for the promotion, continuance and advancement of the said business.

70.	To carry on the business as manufacturers and producers of dealers in agents, Importers and exporters of traders, of battery charges, battery inventors, battery plates and all types of automobiles, accessories and components, automobile lamps and wiper and motor and seal beams.

71.	To carry on the business of the dealers in consumer, durable, semi durable and non-durable and non-durable items of all types and varieties of nature of cosmetics, toiletries, provisions, furnitures, stationeries, books, textiles, furnishers, by wares, leather items and run, carry on, own general and departmental stores.

72.	To carry on the business of producers, manufacturers, users, processors, buyers, sellers, importers, exporters, or otherwise deal in pharmaceutical products, manures, fertilizer, agro-chemical products of every nature and its by products, veterinary products, agro-veterinary medicinal and products of every nature to refine, manipulate and deal in the materials used in such manufacture and the products and deal materials used in such manufacture and the products and by products thereof and preparation required for all pharmaceutical, agricultural, veterinary animal husbandry products, plantation operations Industries and general purpose.

73.	To carry on the business of owning and/or operating hotels, restaurants, cafes, taverns, beer houses, refreshment-rooms and as lodging house keepers, licensed victuallers, wine, beer and spirit merchants, brewers, malsters, distillers, importers and manufacturers of aerated mineral and artificial waters and other drinks, purveyors, refreshment contractors and caterers, milk and snack bar proprietors, caterers for public amusements coach, cab, carriage and motor car proprietors, livery stable keepers and garage keepers, ice and ice-cream merchants, importers and brokers of food, live and dead stock, and colonial and foreign produce of all descriptions, hair dressers, perfumers, chemists, proprietors of clubs, baths, dressing, rooms, libraries, grounds and places of amusements, recreation, sport entertainment and instruction of all kinds, tobacco and cigar merchants, agents for railway, airlines and shipping companies and theatrical and opera box office proprietors, entrepreneurs.

7

74.	To establish and run farms for development of business of poultry in different part of india and abroad and to undertake the business of hatching eggs and raising chicks for the purpose of promoting poultry industries in India or abroad and to breed, raise, buy, sell, deal in all kinds of basic foundation stocks, breeding, stocks and commercial stocks of poultry, pure line stocks, poultry products and seeds as also to establish, develop and maintain and aid in establishing and maintaining, breeding and commercial stock of poultry, broiler breeding, seed form, breeder house, hatcheries, egg production, feed production and distributing centers, green houses and stores.

75.	To manufacture, empty gelatin capsules, aluminum strips, printing, paper strip pharmaceutical equipment, pharmaceutical plant and machinery, salines, u. v. Lamps, filter pads sterile filter pads, empty bottles, ampoules, vials, pp caps, droppers.

76.	To cultivate vine, vineyards orchards mango, citrus fruits, pineapple and other fruits and tomatoes and other vegetable products, cardamom, pepper, coffee, tea, rubber and paddy, and to carry on work as cultivators, buyers and sellers of every kind of vegetables or other produce of the soil, to prepare, manufacture and render marketable any such products either in its prepared, manufactured or raw state and either by wholesale or retail.

77.	To carry on the business of manufacturers, producers, and also to carry on the business of formulators, prepares, buyers, sellers, importers, exporters, marketers, distributors, suppliers of or otherwise dispose off, refine, blend, process, reprocess, pack or repack, trade and generally deal in pharmaceutical, medical, medicinal products, preparations, formulations and specialties, drugs of all kinds, ayurvedic, herbal, homeopathic allopathic unanl, and siddha system of medicines, veterinary products food products, restoratives, biological products food products, restoratives, biological products, minerals, medicines, and all other kinds of chemicals and their intermediates, chemical and pharmaceutical compounds preparations of substances or products and all derivatives, by-products, residual or ingredients required for the manufacture, preparation, processing or use of any of the foregoing and to manufacture, deal and trade in Surgical, Electrical Electronic, Photographic, Radiology, Anatomical, Orthopedic, Cardiac, Neurological instruments, gadgets, appliances and requisites of all descriptions and diagnostic materials, cosmetics, entences, toiletries.

78.	To carry on business as producers, manufacturers, processors, converters, refiners, makers, extractors, bottlers, stockiest, dealers, importers, exporters, traders, retailers, agents, buyers or sellers of oxygen, acetylene, ammonia, nitrogen, hydrogen, coal gas, natural gas, helium and other types and kinds of gases, mineral oil, motor and aviation spirit, diesel oil, kerosene, diverse hydrocarbon oils and their blends including synthetic fuels and lubricating oils and to service, repair, manufacture, market or deal in machinery, plants, spares, cylinders, containers, gadgets, appliances and accessories required for working on, using or producing any of such gases, oils and products.

79.	To carry on business of manufacture, fabricators, processors, producers, growers, makers, importers, exporters, buyers, sellers, suppliers, stockiest, agents, merchants, distributors and concessionaires of and dealers in silicon carbide, ceramics, abrasives, compounds and other allied products, petrochemicals, coke oven bye-products, coal tar distillation products, tike naphthalene, antracene, benzene, phenol, and the like pthalic anhydride, asbestos, paper and special jointing materials, crucibles, cryolite, aluminum fluoride, bromine, electrodes including graphite electrodes, arc welding rods, calcined petroleum coke and kinds of minerals and their bye-products including graphite.

80.	To conduct and carry on business as automobile, avaiation, agriculture, marine and general engine construction and repairing experts, engineering, metal wording and general inventors, specialist, manufacturers, patentees, operators, craftsmen, factors, agents and concessionaires in connection with all or any descriptions of automobiles, motor cars, and cycles, commercial vehicles and lorries, agricultural tractors, implements, motor boats and other machines, apparatus and appliances.

81.	To manufacture, produce, prepare, deal in, export, import, purchase, sell and generally to carry on business in oxygen, dissolved acetylene, nitrogen, argon, hydrogen, carbonic acid, medical gases, fuel gases and all other kinds of gases or kindered substances, or any compounds or preparations of any nature, fertilizers and all kinds of chemicals.

82.	To manufacture, import, export, let on hire and deal in all types of welding electrodes, welding and cutting equipments, transformers, dissolved acetylene lamps, generators and plants, and consumer products, salts of all nature and substance and to carry on the business of stay- makers corset makers, artificial eye limb makers, bandage makers chutches, chair and strecher makers, chemists and druggists and providers of all requisites for hospitals, patients and invalids and to manufacture and deal with powders, tablets, tonics or other mixtures of medical/medicinal valve and run medical shops, laboratories, nursing homes and diagnostic centers.

8

83.	To manufacture, prepare, blend, pack, repack and bottle malt, ditil and grain liquors and of non molasses base liquor of all types such as whisky, brandy, rum, gim, wines, liquors, liquorers and bears of all types and generally to carry on the business of manufacturers, dealers, traders, importers, exporters of the aforesaid products and their raw materials.

84.	To carry on the business as general merchants, traders in goods, commodities on ready or forward basis, commission agents, buying and selling agents, brokers, importers, exporters and act as manufacturers representatives.

85.	To manufacture, import, export, buy, sell, let on hire and deal in stoves, engines, gas cylinders, valves pressure regulator and other apparatus and conveniences which may seem calculated directly or indirectly to promote the consumption of any type of gas.

86.	To carry on the business of rendering, recruitment, placement and labour supply, services of all kinds in india and/or abroad and to act as recruitment agents, labour contractors for Indian and/or overseas customers and to open, provide, establish, maintain employment bureaus, employment exchange, office organisations, sen/ices, facilities, conveniences in india or abroad and for the said purpose engage experts services and to collect, disseminate, furnish and supply requisite information.

87.	To carry on business of management consultants to any type of industry, trade, business, institutions, corporations, federations State/Central Government, Financial institutions including Banks, Company, Firm and individuals in and outside the Union of india and to advise problems related to industrial management, marketing sales and distribution, management, production management, financial management, stores and inventory management, office administration and personnel selection and management, export and import management and management of every type and to collect, propose, process and distribute information and statistics related to any type of business, trade or industry and to promote or propose such methods, procedures and measures as may be considered desirable or beneficial.

88.	To own, purchase, charter, hire or otherwise acquire, sell, exchange, let or otherwise deal with, operate, trade in or with steam and other ships, boats and vessels and other transports and conveyances of every description, propelled or worked, or capable of being propelled or worked, by steam, electricity petrol, oil, gas or any other motive power or power-producing substances, with all equipment and furniture, build steam and other ships and vessels and to employ the same in the carriage or conveyance by land or sea, in or between any place or places, port or ports, on any seas, rivers, canals or elsewhere, of passengers, live-stock, cargo, mails, merchandise, articles, goods and things of all kinds, between such ports and places in india or elsewhere in any part of the world, as may seem expedient, and to establish, maintain and work, lines of steam and ships and other transports and conveyances between any ports, countries or places which may seem to the Company from time to time expedient and to acquire any postal and other subsidies.

89.	To carry on business as producers, importers, exporters, processors, manufacturers, buyers, sellers, distributors, stockists, agents and brokers of coal, coke, charcoal, lignite, petroleum- coke, copper, iron ore, bauxite, kyanite fire clay, chjnaciay, salt, sodium chloride, calcium phosphate, nickel beryllium, uranium, zinc, lead, asbestos, tin, alumina, mercury, silicon, sulphur, graphite, brass, aluminum, silica sand, bentonite, quartz, carborundum, manganese, mica, silver, gold, plantium, diamond, sapphire, ruby, topaz, garnet, emerald, pearl and other precious, semi-precious or commercial minerals and stones and to act as metal founders, manufacturers, agents and dealers of metals, sheet, wires, rods squares plates, metal foils, pipes, tubes, ingots, billets circles, parts, colls, utensils, ornaments decorative and art materials and jewellery made wholly or partly from any one or more of the metals and materials mentioned herein or their derivatives,

90.	To carry on business as manufactures, processors, re-rollers, refiners, smelters, converters, producers, exporters, importers, traders, dealers, distributors, stockists, buyers, sellers, agents or merchants in all kinds and forms of ferrous and non-ferrous metals, ferro alloys, iron and steel including mild, high carbon, spring, high speed, tool, alloy, stainless and special steels, iron, metals and alloys, ingots, billets, bars, joists, rods, squares, structural, tubes, poles, pipes, sheets, castings, wires, rails, rolling materials, rollers, semi manufactured and other material made wholly or partly of iron, steel, alloys and metals required in or used for industrial, defence, agricultural, transport, commercial, domestic, buildings, power transmission and or construction purposes.

9

91.	To carry on business as manufacturers, fabricators, producers, importers, exporters, dealers, agents, stockists, retailers, traders or brokers of all kinds of foundry equipments, mould boxes, ingot moulds, material handling equipments, tools, machine tools, gadgets, accessories, spares and machinery including steam engines and turbines, internal combustion engines and other types of prime movers, industrial machinery especially for textiles, jute, rayon, sugar, tea, mining, metallurgical, cement, glass, chemicals, pharmaceutical and paper industries, general items of machinery such as equipments, for various units, processes including size reduction equipment, conveying equipment, size separation units, mixers and reactors, centrifugal machines, evaporators, distillation, equipment, crystalisers, driers, power driven pumps reciprocating centrifugal and the like, air and gas compressors and vacuum pipes, electrical furnaces, refrigeration and fire fighting equipment, high tensile, bolts and nuts, expanded metal, fishing hooks an tackle, grinding wheels, segments and media, pins and malleable castings.

92.	To carry on business as iron-masters, iron founders, iron workers, steel makers, electric and blast furnace proprietors, brass founder’s and metal makers, refiners and workers generally iron and steel converters smiths, tin plate makers, manufacturers of industrial, agricultural and other fittings, parts and all kinds of machineries, tools and implements boiler and steam generating plant makers and metallurgists.

93.	To cany on the business of electric gas and water supply in all its branches and in particular to construct, lay down establish, fix and carry out all necessary power stations, cables, wires, lines, pipes, accumulate electrical and gas power at places for which license may be obtained and to transmit, distribute and supply such power throughout the area of supply named therein and without prejudice to the generality of the above to transmit, distribute and supply such power to and for the purpose of feeding the plants of the Company and generally to generate, develop and accumulate power at any such plans place and to transmit, distribute and supply such power for all lawful purposes.

94.	To manufacture, export, import, buy, sell and deal in voltaic battery cells, power pack or storage batteries and battery containers and battery eliminators of different types required for or used in domestic, household, industrial, commercial, agricultural, mining, hospital, surgical or scientific, appliances, machinery, apparatus or accessories and automobile and other vehicles, aircrafts, boats, ships, defence establishments, army, navy, and air force, for wireless, radios, torches, toys, electronic equipments or otherwise and also to carry on business as manufacturers of and dealers in torches, toys, personal aids, and other appliances, working on such items and goods, which may be useful, akin or otherwise connected with any one or more of the aforesaid item or products.

95.	To carry on the business of manufacturers, fabricators, processors, producers, growers, makers, importers, exporters, buyers, sellers, suppliers, stockists, agents, merchants, distributors and concessionaries of and dealers in ammonium chloride, super phosphate, urea and other types of nitrate, calcium ammonium nitrate (nitroline stone) organic or inorganic or mixed fertilisers of synthetic or natural origin containing nitrogen, phosphorous or other compounds, soda ash, insecticide, PVC stabilisers, preservatives, pesticides and D.D.T. explosives, arms and ammunition, detonators and safety fuses.

96.	To produce, manufacture, purchase, refine, prepare, process, import export, sell and generally deal in cement, asbestos cement, lime and limestone and by-products thereof, cement-pipes, sheet and other building materials, refractories fire-bricks, furnace lining bricks-acidic, basic and neutral insulating boards, gypsum boards, wall boards and the like.

97.	To carry on the business of manufacturers, importers, exporters of and dealers in plastic footwear, rubber oil seals, ‘O’ rings, gaskits, high voltage insulators, mountings, bushes, paddings, floor tiles, ‘V’ belts, conveyer belts of all types and descriptions, children toys and any other rubber components, plastic buckets, mugs, containers and any other plastic items.

98.	To manufacturer and carry on the business of civil engineers, mechanical engineers, electrical engineers, environmental engineers and contractors, consultants, fabricators, dredged water purifiers, water and effluent treatment plants, machineries and appliances to control pollutions and establishing, testing laboratories, painters, carpenters, plumbers, and deal in cement, cementitious products building materials, timber, pipe fitting, pipes, sanitary ware, tools, equipments, machineries required for building constructions, quarrying mines, minerals, marbles, granites, stones, cutting and polishing of the same.

99.	To develop and manage the Pre-cast, Pre-fabricated and re-enforced numbers of houses, buildings, industrial estates and parts thereof and any other types of pre-cast and pre-fabricated and pre-stressed constructions and materials and for this purpose to install factories and other plant and machineries required for and to obtain licenses and other rights for the purpose of pre-fabrication and pre-stressed and pre-cast constructions.

100.	To carry on the business of manufacturers, buyers, sellers, importers, exporters, dealers, agents, merchants, distributors and stockists for all kinds of drug products, injection, syringes, hospital equipments, papers and papers of special nature pertaining to medical diagnostic items, medical diagnostic equipments, and to run nursing homes, medical diagnostic centers, hospitals.

10

101.	To carry on the business of manufacturer, repairer, importer, exporter or otherwise dealers in furniture and fixtures made from brass, steel, fiber glass, plastics or other alloys and to carry on the business by wholesale or retail and whether manufacturing or otherwise of house furnishers, unholsters and dealers in and hirers, repairs, cleaners, stores and warehousekeepers of furniture, carpets, linoleums, furnishing fabrics and other floor coverings, household utensils, china and glass goods, fittings colorful curtains, handmade home furnishings and carpets, household requisites of all kinds and all the things capable of being used therewith or in the maintenance and repair thereof.

102.	To carry on business as manufacturers, traders, importers, exporters, collaborators, representatives and dealers in typewriters, calculating machines, computers, cleaners, washing machines and vacuum pumps, sewing machines, printing machines, air conditioning equipments air conditioners, refrigerators, coolers, ice-cream manufacturing machinery and accessories, fittings, components, parts, attachments and other requisites, required therefore.

103.	To carry on business as goldsmiths, silversmiths, jewelers, gem-merchants, electroplaters dress-in bag bakers and importers and exporters of bullion, and to buy, sell and deal in (wholesale or retail) precious stones, jewellery, watches, clocks, gold and silver plate, electroplate, cutlery, dressing bags, bronze, articles, or various objects of art and to establish factories for manufacturing goods for the above business.

104.	To provide necessary financial assistance for comprehensive preliminary investigations, innovations and requisite working capital when these investigations, innovations and research eventuate in the establishment of industrial and commercial organisation engaged in activities related to housing on a commercial basis.

105.	To carry on the business of advisers on problems relating to the administration and organisation of housing industry and the training of personnel for the housing industry and of personnel for the housing industry and of personnel for the housing industry and personnel consultants and of all systems of process relating to production, storage, distribution and marketing and sale of goods and/or relating to the rendering of services.

106.	To engage in research into all problems relating to personnel, industrial and business management, distribution, marketing and selling and to collect, prepare and distribute information and statistics relating to any type of business or industry related to housing.

107.	To carry on the business of property owners, builders, contractors, erectors, constructors of buildings, row houses, houses, apartments, structures, or residential, office, industrial, institutional or commercial or developer of housing schemes, Row Houses, Town shops, holiday resorts, farm houses, hotels, motels and in particular preparing of building sites, construction, re-construction, erection, altering, improving, enlarging, developing, decorating, furnishing and maintaining of structures, fiats, row houses, houses, factories, shops, offices, garages, warehouses, buildings, works, workshops, hospitals, nursing homes, clinics, godowns and other commercial, educational purposes and conveniences and to purchase for development, investment or for resale of lands, houses, buildings, structures and other properties for any tenure and any interest therein and purchase, sell and deal in free hold and leasehold land, properties and to make advances upon the security of lands, houses, structures and other property/properties or any interest therein and to purchase, sell, lease, hire, exchange or otherwise deal in land and house property and other property whether real or personal and to turn the same into account as may seem expedient, properties includes, stock, shares, debentures holding in the name of the Company as well as in the name of others.

108.	To carry on the business of in all its aspects, to act as managers to issues and offers, whether by way of public offer or otherwise, of shares, stocks, debentures, bonds, units, participation certificates, deposits, bills, warrants or any other instruments whether or not transferable or negotiable, commercial or other paper or scrips (hereinafter collectively referred to as the ‘securities’) to underwrite’ sub-underwrite, or to provide standby or procurement arrangements, in respect of the securities, to issue guarantees or to give any other commitments for subscribing or agreeing to subscribe or procure or agree to procure subscription for the securities, to provide financial and investment assistance for the purposes herein, to act as issue house, registrars to issue and transfer agents for the securities

109.	To carry on the business as Securities Brokers, Share and Stock Brokers, finance and investment brokers, finance and investment brokers, sub-brokers, underwriters, sub-underwriters and consultants for and to purchase, acquire, hold, sell, buy, invest, trade, exchange, deal, barter, borrow, lend, guarantee, give, comfort for pledge, hypothecate charge and deal in investment instruments of all kinds and types whether securitised or not including shares, stocks, debentures, bonds, cumulative convertible preference shares, certificates of deposits, commercial papers, participation certificates, other securities by original subscription, coupons, warrants, options and such other derivatives, units of Unit Trust of India and other mutual funds or any other securities issued by the Companies, Governments, Corporations, Co-operatives, Firms, Trusts, Societies, Authorities whether situated in India or abroad and to carry on financial operations of all kinds including credit rating, money changers, OTC dealers, Stock Exchange Members, bought out deals, placement of shares, hedging.

11

110.	To act as consultants, and advisors on all aspects of corporate, financial, commercial, industrial and personnel management, and to make evaluations, feasibility studies, project reports, forecast and surveys and to give expert advice and suggest ways and means for improving efficiency in concerns and industries of all kinds in India and elsewhere in the world, to recruit and/or advice on the recruitment of staff for any concern and to supply, provide, maintain and operate services, facilities, conveniences, bureau and the like for the benefit of any concern.

111.	To act as money changers, brokers, buyers and sellers of all foreign currencies, to take positions and to trade on the movements of foreign currencies on behalf of customers or otherwise, to hold operate and transact in foreign currencies by maintaining foreign currency bank accounts or otherwise, and to issue or act as agents for travelers cheques, credit cards and all instruments in any currency, subject to all rules, regulations and approvals as may be necessary.

112.	To carry on the business of real estate and to acquire by purchase, lease, exchange, development, construction, building, erection or to demolish, re-erect, repair, remodel or otherwise deal in and make advance on the security of and deal in land, buildings, estates, dams, ports, reservoirs or any other structural or architectural work of any kind whatsoever and to otherwise deal in offices, flats, houses, bungalows, factories, godowns, warehouses, shops, cinema, theatres and other conveniences of all kinds and properties of all kinds and description.

113.	To carry on in India or elsewhere the business to manufacture, assemble, fabricate, alter, acquire, convert, commercialize, dismantle, design, develop, export, import, buy, sell, let on hire, install, invent, maintain, undertake, modify, market, operate, prepare, produce, protect, promote, repair, renovate, exchange, recondition, remodel and to act as agent, broker, adatia, franchiser, stockiest, distributor, jobworker, advisor, consultant, consignor, vendor, transporter or otherwise to deal in all types of automatic, semi-automatic, manual electrical, electronic or mechanical office equipments, apparatus, tools, instruments, systems, devices, implements, articles, machines, drawings, designs, etc. whether operated by electrical power, solar power, atomic power, mechanical power or by other means of power such as reprographic equipments, or processors, microprocessors, data processors, computers, peripherals, electric and electronic typewriters, mechanical typewriters, photocopiers, telephones, intercoms, cellular phones, mobile phones, pagers, pagelinkers and their equipments and components and lending services thereof facsimile machines, zerographic equipments and products, printers, line printing sorters, duplicating machines, franking machines, desk top publishing systems, optical readers, feeders, printing machines, off set printers, stamp sealing machines, punching machines, canceling machines, openers, inserters, letter sorters, folders, microfilm reader printers, staplers, graphic films scribers, microfilming equipments, industrial cameras, sensitised papers, fax machines and other items as may be invented or discovered from time to time and their parts, fittings, accessories substitutes, attachments, components, stationeries, consumables, softwares, diskettes, ribbons.

IV.	The liability of the Members is limited.

V.	(a)	The Authorised Share Capital of the Company is Rs. 500,00,00,000/- (Rupees Five Hundred Crores Only) divided into 50,00,00,000 ( Fifty Crores) Equity Shares of Rs.10/- (Rupees Ten Only) each.

(b)	Paid-up Capital of the Company shall be minimum of Rs. 5 Lakhs.

Clause V. (a) altered vide Ordinary Resolution passed at Extra Ordinary General Meeting held on 6th September 2012

12

We the several persons whose names and addresses and descriptions are subscribed below are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the share capital of the Company set opposite of our respective names.

Name, address, description and occupation of subscriber	No. Equity Shares taken by each Subscribers	Signature of Subscribers	Signature, name, address, description and occupation of witness.

1) Mr. Venugopal Nandlal Dhoot	10000	Sd/-
S/o. Nandlal M. Dhoot	(Ten Thousand)
Gangapur Gin Compound
Station Road,
Ahmednagar – 414 001
Occ.:Industralist
39950
2) Mr. Anirudh V. Dhoot	(Thirty Nine	Sd/-
S/o, Venugopal N. Dhoot	Thousand Nine
Gangapur Gin Compound	Hundred Fifty)
Station Road,
Ahmednagar – 414 001
Occ.:Industralist
10
3) Mr. Suresh Madhava Hegde	(Ten)	Sd/-
S/o. Madhava Hegde
47, Atlanta
Nariman Point
Mumbai – 400 021
Occ.:Service
10
4) Mr. Atul Ashok Galande	(Ten)	Sd/-
S/o. Ashok Balkrishna Galande
Saumitra, Behind Savedi Naka
Opp. Bhide Hospital, Savedi
Ahmednagar – 414 003
Occ.: Chartered Accountant
10
5) Mr. Vinod Kumar Bohra	(Ten)	Sd/-
S/o. Kanahailalji Bohra
204, Videocon Complex,
Gangapur Gin Compound
Station Road,
Ahmednagar – 414 001
Occ.:Service

We the several persons whose names and addresses and descriptions are subscribed below are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the share capital of the Company set opposite of our respective names.

13

Name, address, description and occupation of subscriber	No. Equity Shares taken by each Subscribers	Signature of Subscribers	Signature, name, address, description and occupation of witness.
6) Mr. Sunil Kumar Samriya	10	Sd/-
S/o. Ramswaroop Samriya	(Ten)
306, Videocon Complex,
Gangapur Gin Compound
Station Road,
Ahmednagar – 414 001
Occ.:Service
	10	Sd/-	Sd/-
7) Mr. Vasant S. Kakade	(Ten)		“Witness to All”
S/o. Shesharao Kakade			Chandrashekhar A Nagarkar
305 Videocon Complex,			S/o. Ashok N. Nagarkar
Gangapur Gin Compound			Gangapur Gin Compound,
Station Road,			Station Road,
Ahmednagar – 414 001			Ahmednagar – 414 001.
Occ.:Service			Occ.: Service.

Total

50,000 (Fifty thousand)
Place: Ahmednagar Date: October 7, 2002

14